As filed with the Securities and Exchange Commission on July 19, 2002
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        ALLOU HEALTH & BEAUTY CARE, INC.
                        --------------------------------

             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                    11-2953972
-------------------------------                    ------------------
(State or other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                               50 EMJAY BOULEVARD
                               BRENTWOOD, NY 11717
                                 (631) 273-4000
        -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                  VICTOR JACOBS
                              CHAIRMAN OF THE BOARD
                               50 EMJAY BOULEVARD
                               BRENTWOOD, NY 11717
                                 (631) 273-4000
        -----------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                             Henry I. Rothman, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

                             ----------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                                           PROPOSED
                                                            MAXIMUM         PROPOSED
                                                           OFFERING         MAXIMUM         AMOUNT OF
         TITLE OF EACH CLASS             AMOUNT TO BE        PRICE         AGGREGATE       REGISTRATION
   OF SECURITIES TO BE REGISTERED         REGISTERED       PER SHARE     OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par
value per share ................            32,051         $5.78 (1)      $185,254.80         $44.28
---------------------------------------------------------------------------------------------------------
Total Registration Fee .........                                                              $44.28
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933; based on the average of the high and low prices reported on the American Stock Exchange on July 16, 2002.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 19, 2002

PROSPECTUS

                        ALLOU HEALTH & BEAUTY CARE, INC.

         Tri-State Pharmaceuticals Consultants Corp., the selling stockholder, is selling up to 32,051 shares of our common stock.


                     ---------------------------------------
                      American Stock Exchange Symbol: "ALU"
                     ---------------------------------------

         On July 16, 2002, the closing sale price of one share of our Class A Common Stock on the American Stock Exchange was $5.70.


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE 2 OF THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this Prospectus is _________, 2002

                                  RISK FACTORS

         BEFORE YOU BUY SHARES OF OUR CLASS A COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR CLASS A COMMON STOCK.

BECAUSE WE HAVE LARGE DEBT REQUIREMENTS, WE ARE LIMITED IN HOW WE SPEND OUR FUNDS AND ARE LIMITED IN OUR ABILITY TO RAISE ADDITIONAL FUNDS IN FUTURE FINANCINGS.

         In order to finance our operations, on September 4, 2001, we entered into an agreement for a working capital line of $200,000,000 of credit with a consortium of banks led by Congress Financial Corporation and Citibank, N.A. Certain of our subsidiaries are borrowers under this facility. The facility has a term of three years. This line of credit is secured by a security interest in most of our assets. The line of credit is revolving, and interest on the loan balance is payable at .25% per annum above the prime rate or, at our option, 2.75% per annum above the Eurodollar rate. We utilize cash generated from operations to reduce short-term borrowings, which in turn acts to increase loan availability consistent with our financing agreement. The line of credit restricts our ability to incur additional indebtedness, pledge assets, declare dividends or make distributions to stockholders without the consent of the banks. If we violate any loan covenants or we default on our obligations, the banks could elect to declare our indebtedness immediately due and payable and foreclose on our assets. As of the date of this prospectus, we are in compliance with all of the terms of our financing agreements.

IF WE LOSE ANY MEMBERS OF OUR KEY MANAGEMENT THEN OUR BUSINESS WILL SUFFER.

         Our business is greatly dependent upon the efforts of Mr. Victor Jacobs, our Chairman of the Board, Mr. Herman Jacobs, our Chief Executive Officer, Mr. David Shamilzadeh, our President, Principal Financial Officer and Principal Accounting Officer and Mr. Jack Jacobs, our Executive Vice President. If we lose the services of any of these individuals or other key personnel it could adversely affect the conduct of our business. We have entered into employment agreements with each of the Jacobs. We have obtained "key man" life insurance on each of the Jacobs in the amount of $1,000,000. We have had success in retaining key personnel in the past and no key employee is planning to retire or leave in the near future.

BECAUSE KEY MEMBERS OF OUR MANAGEMENT OWN ALL OF THE CLASS B COMMON STOCK, THEY CAN CONTROL OUR AFFAIRS.

         Messrs. Victor Jacobs, Herman Jacobs and Jack Jacobs collectively own 1,175,000 shares of our class B common stock, which has five votes per share and which, in the aggregate, represents approximately 16.0% of our outstanding capital stock and approximately 48.4% of the total voting power. The class B owners are able to control us and direct our affairs, including:

o        electing a majority of our directors;
o        causing an increase in our authorized capital; or
o causing our dissolution, merger or the sale of substantially all of our assets.

         The disproportionate vote afforded the class B common stock might also impede or prevent a change of control. As a result of the class B voting power, potential acquirers may be discouraged from seeking to acquire control of us through the purchase of common stock, which could have a depressive effect on the price of our securities.

ANTI-TAKEOVER MEASURES IN OUR CERTIFICATE OF INCORPORATION COULD ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF THE CLASS A COMMON STOCK.

         Our certificate of incorporation authorizes anti-takeover measures such as the authority to issue 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the board of directors. Those measures could have the effect of delaying, deterring or preventing a change in control without any action by the holders of our class A common stock. In addition, the issuance of preferred stock, without stockholder approval and with dividend, liquidation, conversion, voting or other rights as the board of directors may determine, could adversely affect the voting powers of the holders of our class A common stock. Such voting powers may include the loss of voting control to others and the prevention or frustration of attempts to replace or remove our current management. Although we have no present intention of issuing any shares of preferred stock, we cannot assure you that we will not do so in the future.

                         ------------------------------

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and information statements, and other information regarding us at http://www.sec.gov.

         We have filed with the SEC a registration statement on Form S-3 to register shares of our class A common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our class A common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the document listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

          o Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

         You may request a copy of this filing, at no cost, by writing to us at our executive offices at 50 Emjay Boulevard, Brentwood, New York 11717,
Attention: David Shamilzadeh. Our telephone number is (631) 273-4000.

                         ------------------------------

         This prospectus contains forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

         The selling stockholder is selling all of the shares covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the shares. We will bear all expenses relating to this registration except for brokerage commissions and expenses, if any, which the selling stockholder will pay.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our class A common stock and we currently anticipate that we will retain all available funds for use in the operation of our business. Therefore, we do not anticipate paying any cash dividends on our class A common stock in the foreseeable future.

                               SELLING STOCKHOLDER

         We issued the shares of class A common stock covered by this prospectus to the selling stockholder under the terms of an asset purchase agreement dated as of December 9, 1999 by and among the selling stockholder, Norman Miller and us. Norman Miller has advised us that he is the sole shareholder of the selling stockholder. Under the terms of the asset purchase agreement, we have to date issued 232,144 shares of our class A common stock to the selling stockholder as part of the purchase price. 200,143 of these shares have previously been sold.

         The following table lists information regarding the selling stockholder's ownership of shares of our class A common stock as of July 19, 2002, and as adjusted to reflect the sale of the shares. Information concerning the selling stockholder may change from time to time.


                                            Shares of
                                         Class A Common                          Shares of Class A Common Stock to
                                           Stock Owned           Shares                       be Owned
                                            Prior to           Registered                after Offering (1)
                                          Offering (2)         Hereby (2)            Number            Percent
                                    ---------------------   -----------------    ----------------  -----------------
Tri-State Pharmaceutical
     Consultants Corp.............           32,051              32,051                -0-               -0-


-----------------

(1) Assumes that all of the shares of class A common stock offered hereby are sold.

(2) Does not include shares issuable to the selling stockholder as part of the remaining installments payable on account of the purchase price pursuant to the terms of the asset purchase agreement.

                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue: 15,000,000 shares of class A common stock, of which 6,136,351 were issued and outstanding on July 16, 2002, and 2,200,000 shares of class B common stock, of which 1,200,000 were issued and outstanding on July 16, 2002. We are also authorized to issue 1,000,000 shares of preferred stock, $.001 par value. No shares of preferred stock are currently outstanding.

COMMON STOCK

         The holders of shares of class A common stock and class B common stock have no preemptive rights and the shares are not subject to redemption. The outstanding shares of class A common stock and class B common stock are duly and validly issued and fully paid and non-assessable.

         Holders of class A common stock and class B common stock are not entitled to cumulative voting. Holders of class A common stock are entitled to one vote per share on every matter on which common stockholders are entitled to vote. Holders of class B common stock are entitled to five votes per share on every matter on which common stockholders are entitled to vote.

         Holders of class B common stock may, at any time, convert their shares into class A common stock on a share for share basis.

         Except for the aforementioned voting and conversion rights, the class A common stock and class B common stock are identical in all respects.

PREFERRED STOCK

         We are authorized to issue 1,000,000 million shares of preferred stock, in one or more classes or series as determined from time to time by the board of directors.

         The board of directors has the authority to issue shares of preferred stock and to fix the number of shares and the relative rights, conversion rights, voting rights and the terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of these preferred shares, subject only to the limitations and restrictions contained in our certificate of incorporation. No stockholder approval is needed. The board of directors is empowered to issue preferred stock with rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of an issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

DELAWARE LAW ANTI-TAKEOVER PROVISIOn

         We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock. This provision could make it more difficult for an "interested stockholder" to obtain control of us without the approval of the board of directors.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the class A common stock is Continental Stock Transfer & Trust Company.

                              PLAN OF DISTRIBUTION

         The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of class A common stock in private transactions or on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

         The selling stockholder may also engage in short sales against the box, puts and calls, derivatives and other transactions in our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with any sales. If a sale occurs, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware may:

         o indemnify any director, officer, employee or agent who worked directly for it or who worked at its request for another enterprise and was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than a derivative action by or in the right of the corporation.

         o indemnify against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by any of the aforementioned people in connection with the action, suit or proceeding if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the corporation had no reasonable cause to believe that this person's conduct was unlawful.

         o in the case of a derivative action, indemnify any person against expenses actually and reasonably incurred by this person in connection with the defense or settlement of the action or suit, if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which the action was brought determines that this person is fairly and reasonably entitled to indemnity for his/her expenses.

         Our certificate of incorporation also provides that our directors shall not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for:

         o liability resulting from a breach of the director's duty of loyalty to our stockholders

         o  intentional misconduct or willful violation of law

         o  actions or inactions not in good faith

         o unlawful stock purchases or payments of a dividend under Delaware law; and

         o transactions from which the director derives improper personal benefit.

     This limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of issuers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Jenkens & Gilchrist Parker Chapin LLP, New York, New York has passed upon the validity of the securities offered hereby.

                                     EXPERTS

         The consolidated balance sheet of Allou Health and Beauty Care, Inc. and Subsidiaries as of March 31, 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended March 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, our independent accountants, and upon the authority of said firm, as experts in auditing and accounting.

         The consolidated balance sheet of Allou Health and Beauty Care, Inc. and Subsidiaries as of March 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended March 31, 2001, are incorporated by reference in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the inclusion of its report in this prospectus, and we have not filed that consent in reliance on Rule 437a promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of its report in this prospectus, your ability to assert claims against Arthur Andersen LLP may be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements and therefore your right of recovery under that section may be limited.

         The consolidated statements of income, stockholders' equity and cash flows for the year ended March 31, 2000, are incorporated by reference in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their reports, have been audited by Mayer Rispler & Company, P.C., independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


    -------------------------------------------------         ----------------------------------------------

             WE HAVE NOT AUTHORIZED ANY DEALER,
    SALESPERSON OR ANY OTHER PERSON TO GIVE ANY
    INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN
    THIS PROSPECTUS. YOU MUST NOT RELY ON ANY
    UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT
    OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION
    WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS
    PROSPECTUS IS CURRENT AS OF JULY 19, 2002.                                   32,051 SHARES OF
                                                                              CLASS A COMMON STOCK

                   TABLE OF CONTENTS

                                                 Page
                                                 ----

Risk Factors .......................................2
Where You Can Find More
Information About Us................................4
Use of Proceeds.....................................5
Dividend Policy.....................................5
Selling Stockholder.................................6
Description of Securities...........................7
Plan of Distribution ...............................8
Indemnification for Securities
Act Liabilities.....................................9
Legal Matters.......................................9                               PROSPECTUS
Experts ............................................9


                                                                                   _______, 2002


    -------------------------------------------------         ----------------------------------------------


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

          Filing fee for registration statement ........  $44.28
          Legal fees and expenses  .....................  $20,000.00
          Accounting expenses...........................  $5,000.00
          Miscellaneous.................................  $4,955.72

               Total....................................  $30,000.00
                                                          ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Company or its stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

ITEM 16.   EXHIBITS.

NUMBER         DESCRIPTION OF EXHIBIT

5.1            Opinion of Jenkens & Gilchrist Parker Chapin LLP
23.1           Consent of KPMG LLP
23.2           Consent of Mayer Rispler & Company, P.C.
23.3 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)
23.4 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in its opinion filed as Exhibit 5.1)
24.1           Power of Attorney (included on page II-4 to the Registration
               Statement)

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, if the total dollar value of securities offered would not exceed that which was registered, any increase or decrease in the volume of securities offered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

         The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the securities exchange act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of New York on July 19, 2002.

                                      ALLOU HEALTH & BEAUTY CARE, INC.


                                      By:       /s/ David Shamilzadeh
                                               ----------------------
                                               David Shamilzadeh

                                               President, Principal Financial
                                               Officer and Principal Accounting
                                               Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes David Shamilzadeh and Victor Jacobs, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.


          SIGNATURE                                   TITLE                                  DATE
          ---------                                   -----                                  ----

/s/ Victor Jacobs                            Chairman of the Board                       July 19, 2002
--------------------------------------
Victor Jacobs


/s/ Herman Jacobs                            Chief Executive Officer and Director        July 19, 2002
--------------------------------------
Herman Jacobs


/s/ David Shamilzadeh                        President, Principal Financial Officer,     July 19, 2002
--------------------------------------       Principal Accounting Officer and Director
David Shamilzadeh


                                             Executive Vice President and
--------------------------------------       Director
Jack Jacobs


                                      II-4


/s/ Sol Naimark                              Director                                    July 19, 2002
--------------------------------------
Sol Naimark


 /s/ Jeffrey Berg                            Director                                    July 19, 2002
--------------------------------------
Jeffrey Berg


/s/ Stuart Glasser                           Director                                    July 19, 2002
--------------------------------------
Stuart Glasser


                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------


                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------


                        ALLOU HEALTH & BEAUTY CARE, INC.
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)


                                  JULY 19, 2002

                                  EXHIBIT INDEX
                                  -------------

NUMBER   DESCRIPTION OF EXHIBIT                                    PAGE NO./REF.
------   ----------------------                                    -------------

5.1      Opinion of Jenkens & Gilchrist Parker Chapin LLP               II-8

23.1     Consent of KPMG LLP                                            II-9

23.2     Consent of Mayer Rispler & Company, P.C.                       II-10

23.3     Consent of Arthur Andersen LLP (omitted pursuant to
         Rule 437a under the Securities Act)                             N/A

23.4     Consent of Jenkens & Gilchrist Parker Chapin LLP
         (included in its opinion filed as Exhibit 5.1)                 II-8

24.1     Power of Attorney (included on page II-4 to the
         Registration Statement)                                        II-4